Exhibit 10.13
SECOND MODIFICATION AGREEMENT
     This Second Modification Agreement (“Agreement”) dated as of this 25th day of March, 2009 by and among JP MORGAN CHASE BANK, N.A. (“Bank”), DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC., a Delaware corporation (“Company”), DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, NA, INC., an Illinois corporation (“US Subsidiary”), and DIAMOND PARTNERS LIMITED, a United Kingdom corporation (“UK Subsidiary”) (hereinafter, the US Subsidiary and the UK Subsidiary are collectively referred to herein as, the “Guarantors”) (hereinafter, the Company and the Guarantors are collectively referred to herein as, the “Borrowing Parties”).
RECITALS:
     WHEREAS, Bank and the Company have entered into that certain Amended and Restated Credit Agreement dated July 31, 2007 (“Credit Agreement”) relating to a revolving credit facility (the “Loan”) in the original maximum principal amount of Ten Million and No/100 Dollars ($10,000,000.00) granted by Bank to the Company;
     WHEREAS, in connection with the Credit Agreement and to evidence all amounts due to Bank in connection therewith, the Company executed and delivered to Bank that certain 2007 Restated Revolving Note (the “Initial Revolving Note”) dated July 31, 2007 in the original principal amount of Ten Million and No/100 Dollars ($10,000,000.00);
     WHEREAS, the repayment in full of all amounts due and owing to Bank from the Company in connection with the Credit Agreement and the Initial Revolving Note has been guaranteed by the US Subsidiary, which is a wholly owned subsidiary of the Company, pursuant to that certain 2007 Restated Guaranty dated July 31, 2007 executed by the US Subsidiary and delivered to Bank, as amended by the hereinafter defined First Modification Agreement (collectively, the “US Subsidiary Guaranty”);
     WHEREAS, pursuant to the terms and conditions of that certain First Modification Agreement dated as of March 31, 2008 executed by and among the Borrowing Parties and the Bank (the “First Modification Agreement”), the Bank: (a) increased the Maximum Revolving Commitment of the Loan from Ten Million and No/100 Dollars ($10,000,000.00) to Twenty Million and No/100 Dollars ($20,000,000.00); and (b) amended certain of the financial covenants in the Credit Agreement;
     WHEREAS, the Loan, as amended by the First Loan Modification Agreement, is presently evidenced by that certain 2008 Restated Revolving Note dated as of March 31, 2008 executed by the Company and made payable to the order of Bank in the original maximum principal amount of Twenty Million and No/100 Dollars ($20,000,000.00) (the “Restated Revolving Note”);

     WHEREAS, the US Subsidiary Guaranty was amended by the First Modification Agreement to guarantee the repayment in full of all amounts due and owing to the Bank from the Company under the Restated Revolving Note;
     WHEREAS, one of the “Bank’s Conditions Precedent” (as such term was defined in the First Modification Agreement) for increasing the Maximum Revolving Commitment of the Loan from Ten Million and No/100 Dollars ($10,000,000.00) to Twenty Million and No/100 Dollars ($20,000,000.00) was the pledge of a cash collateral account in the principal amount of no less than Ten Million and No/100 Dollars ($10,000,000.00) to Bank which was satisfied by the execution and delivery to Bank of that certain Charge of Deposit dated as of March 31, 2008 executed by the UK Subsidiary (the “Charge of Deposit”) in order to pledge that certain JP Morgan Chase Bank, N.A. Money Market Account titled in the name of the UK Subsidiary to Bank (the “UK Subsidiary Pledged Account”) to secure the obligations of the UK Subsidiary under the UK Subsidiary Guaranty;
     WHEREAS, the Borrowing Parties have requested Bank to release its lien of the Charge of Deposit in order to enable the UK Subsidiary to declare and pay a dividend of Twelve Million Two Hundred Sixty Thousand Two Hundred Ninety-Five and No/100 Dollars ($12,260,295.00) to its sole member, the Company, which dividend includes, in part, the sum of Ten Million and No/100 Dollars ($10,000,000.00) from the UK Subsidiary Pledged Account after effecting a share capital reduction of a certain portion of the UK Subsidiary’s shares as specified in Section 2(e) of this Agreement (the Ten Million and No/100 Dollars ($10,000,000.00) portion of the dividend from the UK Subsidiary Pledged Account is referred to as, the “UK Dividend”), for and in consideration of the Company’s contemporaneous collateral pledge of the UK Dividend which the Company and Bank shall direct be wired from the UK Subsidiary Pledged Account directly to that certain Loan Collateral Account No. 9905028795 established and registered for the benefit of Lender as pledgee on the books and records of the JP Morgan 829 Prime Money Market Fund, a money market mutual fund titled in the Company’s name as the shareholder/pledgor and the Bank as the pledgee (the “Company’s Pledged Account”) pursuant to the terms and conditions of that certain Investment Property Security Agreement dated of even date of this Agreement (the “Collateral Money Market Account Pledge”) executed by the Company in favor of the Bank (collectively, the “Borrowing Parties’ Request”);
     WHEREAS, the Company intends to continue to use a portion of the proceeds of the Loan to extend intercompany loans to and/or make investments in each of the Guarantors and as such, the Guarantors hereby each acknowledge they are benefited by the Loan and the amendment of the Loan and the Loan Documents in accordance with the Borrowing Parties’ Request;
     WHEREAS, the Bank acknowledges the share capital reduction of the subject portion of the UK Subsidiary’s shares which occurred on March 5, 2009 and is willing to consent to release the Charge of Deposit provided and subject to the condition that the Ten Million and No/100 Dollars ($10,000,000.00) UK Dividend is directly wired from the UK Subsidiary Pledged Account to the Company’s Pledged Account and the Bank contemporaneously receives the Collateral Money Market Account Pledge from the Company pledging the Company’s Pledged Account to Bank subject to the terms and conditions of this Agreement and the satisfaction of all of the “Bank’s Conditions Precedent,” as such term is defined in Paragraph 3 of this Agreement;

     WHEREAS, the Borrowing Parties hereby consent to the terms and conditions of this Agreement and the Bank’s Conditions Precedent for consenting to the UK Dividend, the release of the Charge of Deposit in consideration of the contemporaneous pledge of the Company’s Pledged Account and amending the Loan and the Loan Documents in accordance with Borrowing Parties’ Request; and
     WHEREAS, the Bank and the Borrowing Parties are desirous of further amending the Credit Agreement to modify certain terms contained therein.
     NOW, THEREFORE, in consideration of the recitals set forth above, the mutual promises of the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties hereto, it is agreed as follows:
AGREEMENTS:
     1. Recitals; Defined Terms. The foregoing recitals to this Agreement are fully incorporated herein by this reference thereto with the same force and effect as though restated herein. Except as specifically defined herein, all capitalized terms used in the recitals and in the body of this Agreement shall have the definitions ascribed therefore in the Credit Agreement.
     2. Amendment of Credit Agreement. The Bank, the Company and the Guarantors agree that the Credit Agreement is hereby modified contemporaneously with the execution of this Agreement as follows:
     (a) Subsection 1.1(ix)(1), which is one event which constitutes a “Default,” is hereby amended and restated to read as follows:
“(1) The failure of the Company to maintain at all times during the term of this Agreement a net asset value of the Company’s Pledged Account of no less than Ten Million and No/100 United States Dollars ($10,000,000.00).”
     (b) The definition of “Loan Document(s)” as set forth in Section 1.1(xix) is hereby restated to read as follows:
“Loan Document(s)” means this Agreement, the Revolving Note, the Guaranties, the Security Agreement and the Collateral Money Market Account Pledge.”
     (c) Section 1.1(xxxviii) is hereby amended and restated to be entitled, “Collateral Money Market Account Pledge” and to read as follows:
“Collateral Money Market Account Pledge” shall mean that certain Investment Property Security Agreement dated as of March 25, 2009 executed by the Company in favor of the Bank in order to collaterally pledge to Bank to secure the Liabilities all of the Company’s right, title and interest whether now existing or hereafter arising or acquired, in, to and under all of the following: (a) all shares of the JP Morgan 829 Prime Money Market Fund, a money market mutual fund, including all interest, dividends, capital gains, distributions and cash received thereon, and all proceeds thereof and any and all other assets, and including without limitation, all cash, all “Financial Assets” and all “Investment Property” (as the terms, “Financial Assets,” “Investment Property” and all categories of property constituting “Financial Assets” and “Investment Property” are defined in Articles 8 and 9 of the Commercial Code) and all proceeds of all of the foregoing property held in that certain Loan Collateral Account No. 9905028795 (the “Company’s Pledged Account”) established and registered for the benefit of the Bank as Pledgee and titled in the Company’s name as Shareholder/Pledgor and the Bank’s name as Pledgee on the books and records of the Fund (as hereinafter defined) by Boston Financial Data Services, Inc. as the Transfer Agent of the issuer of the JP Morgan 829 Prime Money Market Fund (the “Fund”); and (b) all substitutions, replacements, additions, proceeds, products and supporting obligations related to or arising out of the Company’s Pledged Account.”
     (d) The following is hereby added as a new Section 1.1(xii) entitled, “Second Modification Agreement”:
“Second Modification Agreement” shall mean that certain Second Modification Agreement dated as of March 25, 2009 executed by and among the Company, the Guarantors and the Bank which allowed for the declaration and payment of the UK Dividend, as such term is defined in this Second Modification Agreement (the “UK Dividend”) after effecting the share capital reduction of a certain portion of the UK Subsidiary’s shares as set forth in Section 4.23 of this Agreement and the contemporaneous substitution of the Collateral Money Market Account Pledge for the prior Charge of Deposit (as such term is defined in the First Modification Agreement) and further amended the Loan and certain of the Loan Documents as set forth therein.”
     (e) The following is hereby added as a new Section 4.23 entitled, “Share Capital Reduction of the Shares of Diamond Partners Limited”:
“4.23 Share Capital Reduction of Shares in Diamond Partners Limited and UK Dividend. The share capital reduction of 150,000,000 shares in Diamond Partners Limited, a United Kingdom corporation (“DPL”) occurred on March 5, 2009, and constitutes a valid share capital reduction giving rise to a reserve in DPL’s accounts under the Companies Act 2006. The UK Dividend constitutes a valid transfer of full title to all of the transferred funds to the sole shareholder of DPL, to wit, Diamond Management & Technology Consultants, Inc., a Delaware corporation, under all applicable law, that all formalities required to give full force and effect to said share capital reduction have been properly executed and complied with and that any and all applicable taxes whether stamp duties or otherwise payable in connection with the share capital reduction and the UK Dividend have been paid or that the share capital reduction and the UK Dividend are exempt from any such taxes and that all statements, applications and/or certificates required to be made or delivered in connection with the applicable exemption(s) have been so made or delivered. DPL was solvent at all times since its organization through and including the date of its share capital reduction, was able to pay its debts as they became due and had sufficient capital at all times since its organization through and including the date of its share capital reduction to carry on its businesses and remains solvent following the foregoing share capital reduction of its shares and the transfer of the UK Dividend to the Company and the pledge of same by the Company to Bank.”
     (f) The following is hereby added as a new Section 4.24 entitled, “Subsidiary Percentage of Consolidated Assets or Sales”:
“4.24 Subsidiary Percentage of Consolidated Assets or Sales. As of March 25, 2009, Diamond Management & Technology Consultants Pvt. Ltd., an India corporation does not represent ten percent (10%) or more of the Company’s consolidated assets or sales for purposes of Section 5.13 of this Agreement.”
     (g) The following is hereby added as a new Section 5.14 entitled, “Determination of Percentage of Consolidated Assets or Sales of Subsidiary, Diamond Management & Technology Consultants Limited”:
“5.14 Determination of Percentage of Consolidated Assets or Sales of Subsidiary, Diamond Management & Technology Consultants Limited. Contemporaneous with the Company’s delivery of its Annual Financial Statements pursuant to Section 5.11(ii) of this Agreement, the Company shall confirm in writing to the Bank whether or not Diamond Management & Technology Consultants Limited, a United Kingdom corporation represents ten percent (10%) or more of the Company’s consolidated assets or sales for purposes of Section 5.13 of this Agreement and if it does, then the Company shall cause Diamond Management & Technology Consultants Limited, a United Kingdom corporation to execute and deliver to Bank on or before July 31, 2009 a Guaranty of the Liabilities in favor of the Bank in the form of the Guaranty executed by DPL.”
     (h) The contacts and addresses for purposes of notices to the Bank and its counsel under Section 9.16(i) of the Credit Agreement and all of the other Loan Documents is hereby amended and restated to read as follows:

To Bank:	JP Morgan Chase Bank, N.A.
Commercial Banking
10 South Dearborn Street, 35th Floor
Mail Code IL 1-1207
Chicago, Illinois 60603
Attn: Mark T. Allen, Vice President

with a copy to:	Robbins, Salomon & Patt, Ltd.
25 East Washington Street, Suite 1000
Chicago, Illinois 60602
Attn: Donna M. Shaw, Esq.
     3. Bank’s Conditions Precedent. The Bank’s execution of this Agreement and consent to amend the Loan in accordance with the Borrowing Parties’ Request is conditioned upon receipt by Bank of the following documents in a form and content acceptable to Bank and its counsel and receipt of the payments provided for in Paragraph 4 of this Agreement which shall all be delivered by the Borrowing Parties to Bank contemporaneously with this execution of this Agreement (collectively, the “Bank’s Conditions Precedent”):
     (a) The full execution of this Agreement by the Borrowing Parties;
     (b) The Collateral Money Market Account Pledge executed by the Company in favor of the Bank granting a collateral pledge to Bank in the Company’s Pledged Account and all proceeds thereof;
     (c) A Control Agreement executed by and among the Bank, the Company and Boston Financial Data Services, Inc. as the Transfer Agent for the Fund in form and content acceptable to Bank and its counsel;
     (d) UCC-1 Financing Statement from the Company as Debtor in favor of the Bank as Secured Party in proper filing form to be filed with the Delaware Secretary of State;
     (e) The Payment Direction executed by the Company and consented to by the Bank directing the UK Subsidiary to wire the UK Dividend in an amount of no less than Ten Million and No/100 Dollars ($10,000,000.00) United States Dollars from the UK Subsidiary Pledged Account to the Company’s Pledged Account;
     (f) The deposit and confirmed receipt of Ten Million and No/100 Dollars ($10,000,000.00) United States Dollars by wire transfer in immediately available federally wired funds in the Company’s Pledged Account;
     (g) An opinion of counsel for the UK Subsidiary in favor of the Bank opining that the share capital reduction of the subject portion of the UK Subsidiary’s shares has been completed in compliance with all applicable laws and that the UK Subsidiary was entitled to declare and pay the UK Dividend from the surplus arising from such share capital reduction, and the declaration and payment of the UK Dividend has been completed in compliance with all applicable laws;

     (h) Deed of Release relating to the Charge of Deposit and the UK Subsidiary Guaranty (as to Clause 4 only) executed by and between the Bank and the UK Subsidiary;
     (i) Secretary’s Certificate for Company with attached corporate resolution and complete copy of By-Laws, as may be amended to date;
     (j) Secretary’s Certificate for the US Subsidiary with attached corporate resolution and complete copy of By-Laws, as may be amended to date;
     (k) Certificate of Good Standing issued by the Delaware Secretary of State for Company;
     (l) Certificate of Good Standing issued by the Illinois Secretary of State for the Company as a foreign corporation qualified to do business in Illinois;
     (m) Certificate of Good Standing issued by the Illinois Secretary of State for the US Subsidiary;
     (n) Certified copies of all documents executed in connection with the share capital reduction of the UK Subsidiary’s shares, including, but not limited to, the Solvency Statement executed by the Directors of the UK Subsidiary;
     (o) Payment to Bank of all fees and costs as provided for in Paragraph 4 of this Agreement; and
     (p) The execution and delivery to Bank of such other documents as Bank shall reasonably require in connection with this Agreement.
     4. Payment of Legal Fees and Costs. Concurrently with the execution of this Agreement, the Borrowing Parties shall be jointly and severally liable for and shall pay or cause to be paid to Bank in immediately available funds all fees and expenses of Bank relating to this Agreement and the transactions contemplated herein, including, without limitation, reasonable fees and expenses of Bank’s counsel.
     5. US Subsidiary Guarantor’s Affirmation. The US Subsidiary, by its execution of this Agreement, reaffirms all of its obligations and liabilities to Bank under its Guaranty, as amended by this Agreement, including, but not limited to, the repayment in full of all principal and interest due Bank under the Restated Revolving Note.
     6. UK Subsidiary Guarantor’s Affirmation. The UK Subsidiary, by its execution of this Agreement, reaffirms all of its obligations and liabilities to Bank under its Guaranty, as amended by this Agreement, including, but not limited to, the repayment in full of all principal and interest due Bank under the Restated Revolving Note.
     7. Termination and Release of the Charge of Deposit. Upon the complete satisfaction of all of the Bank’s Conditions Precedent by the Borrowing Parties, the Charge of Deposit shall be automatically terminated and released by Bank and of no further legal force and effect and Bank shall promptly execute a customary release regarding the same.

     8. References. All other Loan Documents are hereby modified to provide that any reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement as modified by the First Modification Agreement and by this Agreement. All references herein to any of the Loan Documents shall be understood to be to the Loan Documents as modified by the First Modification Agreement and by this Agreement. All references in any of the Loan Documents to any other one or more of the Loan Documents shall hereafter be deemed to be to such document(s) as modified by the First Modification Agreement and by this Agreement. All references in any of the Loan Documents to the Initial Revolving Note shall hereafter be deemed to be references to the Restated Revolving Note.
     9. No Defenses, Counterclaims. Each Borrowing Party hereby represents and warrants to, and covenants with Bank that as of the date hereof, (a) each Borrowing Party has no defenses, offsets or counterclaims of any kind or nature whatsoever against Bank with respect to any of the Loan Documents, or any action previously taken or not taken by Bank with respect thereto, or with respect to any security interest, encumbrance, lien or collateral in connection therewith to secure the liabilities of each Borrowing Party as applicable, and (b) that Bank has fully performed all obligations to each Borrowing Party which it may have had or has on and as of the date hereof.
     10. No Custom. Except as expressly provided herein, this Agreement shall not establish a custom or waive, limit or condition the rights and remedies of Bank under the Loan Documents, all of which rights and remedies are expressly reserved.
     11. Reaffirmation of Loan Documents, No Novation. Except as may be expressly set forth herein to the contrary, the Loan Documents remain unmodified, and all other terms and conditions thereof remain in full force and effect. Notwithstanding anything to the contrary contained herein, the Borrowing Parties and Bank expressly state, declare and acknowledge that this Agreement is intended only to modify the Borrowing Parties’ continuing obligations in the manner set forth herein, and is not intended as a novation of any and all amounts presently due and owing from the Borrowing Parties.
     12. Captions; Counterparts. The captions used herein are for convenience of reference only and shall not be deemed to limit or affect the construction and interpretation of the terms of this Agreement. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall be deemed one agreement.
     13. Event of Default. Each of the Borrowing Parties hereby acknowledges and agrees that a breach by any one of them of any term, provision, covenant or condition herein set forth or herein required of any one of them to be kept or performed, and which is not kept or performed pursuant to the terms hereof, shall constitute a Default and/or an Event of Default under the Loan Documents if said Default and/or Event of Default is not cured within any applicable cure or grace period provided for in the Loan Documents.
     14. Choice of Law, Severability and Submission to Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Illinois (without giving effect to the conflicts of law principles thereof). If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement will not be affected thereby and the provisions of this Agreement shall be severable in any such instance.

     TO INDUCE THE BANK TO AGREE TO ALLOW A SUBSTITUTION OF THE CASH COLLATERAL ACCOUNT PLEDGE, AND AMEND THE LOAN AND THE LOAN DOCUMENTS IN ACCORDANCE WITH THIS AGREEMENT, EACH OF THE BORROWING PARTIES IRREVOCABLY AGREES THAT, ALL ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS AGREEMENT OR ANY OTHER AGREEMENT WITH THE BANK, SHALL BE INSTITUTED AND LITIGATED ONLY AS FOLLOWS: (A) ALL ACTIONS INSTITUTED BY THE COMPANY AND/OR THE US SUBSIDIARY SHALL ONLY BE INSTITUTED IN COURTS HAVING SITUS IN THE CITY OF CHICAGO, ILLINOIS, AND (B) ALL ACTIONS INSTITUTED BY BANK AND/OR THE UK SUBSIDIARY, IN BANK’S SOLE DISCRETION OR IN THE UK SUBSIDIARY’S SOLE DISCRETION AS APPLICABLE, SHALL ONLY BE INSTITUTED IN COURTS HAVING SITUS EITHER IN THE CITY OF CHICAGO, ILLINOIS OR THE CITY OF LONDON, ENGLAND AND EACH OF THE BORROWING PARTIES HEREBY CONSENTS TO THE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT LOCATED AND HAVING ITS SITUS IN CHICAGO, ILLINOIS OR OF THE HIGH COURT OF ENGLAND AND WALES HAVING ITS SITUS IN LONDON, ENGLAND, AND WAIVES ANY OBJECTION BASED ON FORUM NONCONVENIENS, AND EACH OF THE BORROWING PARTIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE APPLICABLE PARTIES BORROWING PARTIES AT THE APPLICABLE ADDRESSES INDICATED IN THE BANK’S RECORDS IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.
[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BANK:

JP MORGAN CHASE BANK, N.A., a national banking association

By:

Name:

Title:

COMPANY:

DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC., a Delaware corporation

By:

Name:

Its:

GUARANTORS:

US SUBSIDIARY:

DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS NA, INC., an Illinois corporation

By:

Name:

Title:

UK SUBSIDIARY:

DIAMOND PARTNERS LIMITED, a United Kingdom corporation

By:

Name:

Title: